Exhibit 8.1

Subsidiaries of the Registrant

Entity name	Jurisdiction of organisation	Ownership Interest
Markit EDM Pty Limited	Australia	100%
Markit Group (Australia) Pty Limited	Australia	100%
ThinkFolio Asia Pacific Pty Limited	Australia	100%
MarkitXS BVBA	Belgium	100%
Markit Analytics Inc.	Canada	100%
Markit Group (Canada) Limited	Canada	100%
BOAT Limited	Cayman Islands	100%
Compliance Technologies International LLC	Delaware	52.8%
Markit EDM Inc.	Delaware	100%
Markit CTI Holdings Corp	Delaware	100%
Markit CTI Holdings LLC	Delaware	52.8%
Markit North America, Inc.	Delaware	100%
Markit on Demand, Inc.	Delaware	100%
Markit Securities Finance Analytics Inc.	Delaware	100%
MarkitSERV, LLC	Delaware	100%
WSOD Holding Corporation	Delaware	100%
BOAT Services Limited	England & Wales	100%
Markit Analytics (UK) Limited	England & Wales	100%
Markit Economics Limited	England & Wales	100%
Markit EDM Hub Limited	England & Wales	100%
Markit EDM Limited	England & Wales	100%
Markit Equities Limited	England & Wales	100%
Markit Group (UK) Limited	England & Wales	100%
Markit Group Holdings Limited	England & Wales	100%
Markit Group Limited	England & Wales	100%
Markit Indices Limited	England & Wales	100%
Markit Securities Finance Analytics Consulting Limited	England & Wales	100%
Markit Securities Finance Analytics Limited	England & Wales	100%
Markit Valuations Limited	England & Wales	100%
Markit Valuation Services Limited	England & Wales	100%
MarkitSERV FX Limited	England & Wales	100%
MarkitSERV Holdings Limited	England & Wales	100%
MarkitSERV Limited	England & Wales	100%
Securities Finance Systems Limited	England & Wales	100%
Securities Lending Services Group Limited	England & Wales	100%
Thinkfolio Limited	England & Wales	100%
TradeSTP Limited	England & Wales	100%
Markit Group (Hong Kong) Limited	Hong Kong	100%
Markit EDM (HK) Limited	Hong Kong	100%
Markit India Services Private Limited	India	100%
Markit Group Japan K.K.	Japan	100%
Markit Group Limited Sàrl	Luxembourg	100%
Markit Luxembourg Sàrl	Luxembourg	100%
Markit NV	Netherlands	100%
Markit Asia Pte. Limited	Singapore	100%
ThinkFolio Pty Limited	South Africa	100%
Markit WSO Corporation	Texas	100%